EXHIBIT 10.4

Amended and Restated Pledge and Security Agreement, dated as of March 19, 2010 (this “Pledge Agreement”), by and among PhotoMedex, Inc., a Delaware corporation (the “Borrower”), each of the subsidiaries of the Borrower that may become a party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (the Borrower and such subsidiaries of the Borrower, collectively, the “Grantors”), and Perseus Partners VII, L.P., a Delaware limited partnership (the “Secured Party” or, in its capacity as collateral agent on behalf of the Secured Party, the “Collateral Agent”).

Introduction

The Borrower and the Secured Party entered into a Securities Purchase Agreement dated as of August 4, 2008 (as amended by Amendment No. 1 thereto, dated as of February 27, 2009, and by Amendment No. 2, Consent and Waiver thereto, dated as of March 18, 2010 (“Amendment No. 2”), and as the same may be further amended, modified or supplemented from time to time, the “Purchase Agreement”) pursuant to which the Grantor agreed, among other things, to issue to the Secured Party secured convertible promissory notes (such promissory notes as the same may be amended, modified or supplemented from time to time, together with any promissory notes issued by the Borrower in exchange therefor, the “Convertible Notes”) and providing for the payment of interest in kind in the form of additional secured convertible promissory notes (the “Additional Notes”, and together with the Convertible Notes, the “Notes”) in certain circumstances.

Pursuant to the Purchase Agreement, the Borrower and the Secured Party, individually and in its capacity as Collateral agent, entered into a Pledge and Security Agreement, dated as of February 27, 2009 (the “Original Pledge Agreement”) to secure the Original Obligations (as hereinafter defined).

Pursuant to Amendment No. 2, the Secured Party has agreed to consent to the Bridge Financing (as defined in Amendment No. 2) and to certain additional amendments, waivers and consents to the obligations of the Borrower under the Purchase Agreement, the Notes and the other Transaction Documents.  In consideration for such amendments, waivers and consents, the Borrower has agreed (i) to cause each of its Subsidiaries organized under the laws of the United States or any State thereof to enter into the Guaranty Agreement, dated the date hereof, among the Borrower, each of its Subsidiaries party thereto and the Secured Party, pursuant to which each such Subsidiary has guaranteed the Obligations (as herein defined) and (ii) to the amendment and restatement of the Original Pledge Agreement in the form hereof.

Each Subsidiary of the Borrower that is a party hereto acknowledges that the Borrower and the Subsidiaries are engaged in related businesses and that it has derived, and will continue to derive, substantial benefit from the financing provided to the Borrower by the

Secured Party pursuant to the Notes, and that it will derive substantial benefit from the financing provided to the Borrower pursuant to the Bridge Financing.

In consideration therefor, each Grantor hereby (i) ratifies and reaffirms the conveyance, assignment, pledge and grant of the Original Collateral (as herein defined) made pursuant to the Original Pledge Agreement to secure the due and punctual payment of the Original Obligations (as herein defined); and (ii) has agreed to pledge, convey, assign and grant in favor of the Collateral Agent on behalf of the Secured Party, a perfected lien on and security interest in the Additional Collateral (as defined herein), pursuant to the terms of this Pledge Agreement in order to secure the Original Obligations and all other monetary obligations, including but not limited to, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding regardless of whether allowed or allowable in such proceeding), of the Grantors now or hereafter due under the Notes, the Purchase Agreement, the Guaranty Agreement, this Pledge Agreement and any other Transaction Document (collectively, the “Additional Obligations” and, together with the Original Obligations, the “Obligations”).

NOW, THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

ARTICLE I

Definitions

Section 1.1 Definitions.

(a) The following capitalized terms have the following meanings:

“Accounts” means the Original Accounts and the Additional Accounts.

“Additional Accounts” has the meaning set forth in Section 2.2(c).

“Account Debtors” has the meaning set forth in Section 5.2(a)(vi).

“Additional Available Xtrac Intellectual Property” has the meaning set forth in Section 2.2(l).

“Additional Collateral” shall have the meaning set forth in Section 2.2.

“Additional Copyright Collateral” means all Copyrights of any Grantor, whether now owned or hereafter acquired by such Grantor, other than the Original Copyright Collateral.

“Additional Equipment” has the meaning set forth in Section 2.2(a).

“Additional Financial Assets” has the meaning set forth in Section 2.2(i).

“Additional General Intangibles” has the meaning set forth in Section 2.2(f).

“Additional Insurance Rights” has the meaning set forth in Section 2.2(h).

“Additional Intellectual Property” has the meaning set forth in Section 2.2(g).

“Additional Inventory” has the meaning set forth in Section 2.2(b).

“Additional Investment Property” has the meaning set forth in Section 2.2(d).

“Additional Notes” has the meaning set forth in the introduction section hereof.

“Additional Obligations” shall have the meaning set forth in the introduction section hereof.

“Additional Other Property” has the meaning set forth in Section 2.2(g).

“Additional Patent Collateral” means all Patents, whether now owned or hereafter acquired by any Grantor, other than the Original Patent Collateral.

“Additional Pledged Stock” has the meaning set forth in Section 2.2(e)(i).

“Additional Proceeds” has the meaning set forth in Section 2.2(j).

“Additional Stock Collateral” has the meaning set forth in Section 2.2(e)(iii).

“Additional Trademark Collateral” means all Trademarks now owned or hereafter acquired by any Grantor other than the Original Trademark Collateral.  Notwithstanding the foregoing, the Additional Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Additional Trademark Collateral.

“CIT” means CIT Healthcare, LLC, as agent under the CIT Agreement.

“CIT Agreement” means the Master Term Loan and Security Agreement, dated as of December 31, 2007, as amended to date, by and among the Borrower, CIT, and the lenders set forth therein, as the same may be amended, amended and restated, modified or supplemented from time to time.

“CIT Encumbered Collateral” means the Xtrac Assets in which the Borrower has granted or may hereafter grant a security interest to CIT from time to time pursuant to the CIT Agreement; provided, that any such Xtrac Asset shall cease to constitute “CIT Encumbered Collateral” at such time as all security interests in favor of CIT are released therefrom.

“Code” means the Uniform Commercial Code as in effect from time to time in the State of New York, together with any other successor or applicable adoption of the Uniform Commercial Code in any applicable jurisdiction.

“Collateral” means the Original Collateral and the Additional Collateral.

“Collateral Agent” has the meaning set forth in the first line hereof.

“Control” shall mean:  (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the Code, (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the Code, (3) with respect to any uncertificated securities, control within the meaning of Section 8-106(c) of the Code, (4) with respect to any certificated security, control within the meaning of Section 8-106(a) or (b) of the Code, (5) with respect to any electronic Chattel Paper, control within the meaning of Section 9-105 of the Code, and (6) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the Code.

“Convertible Notes” has the meaning set forth in the introduction section hereof.

“Copyright Collateral” means the Original Copyright Collateral and the Additional Copyright Collateral.

“Copyrights” means, collectively, (i) all copyrights, copyright registrations and applications for copyright registrations, (ii) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (iii) all rights, now existing or hereafter coming into existence, (x) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (y) to sue for all past, present and future infringements with respect to any of the foregoing and (z) otherwise accruing under or pertaining to any of the foregoing throughout the world.

“Equipment” means the Original Equipment and the Additional Equipment.

“Equity Rights” means, with respect to any person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust arrangements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such person.

“Financial Assets” means the Original Financial Assets and the Additional Financial Assets.

“Financing Statements” has the meaning set forth in Section 2.3(a).

“General Intangibles” means the Original General Intangibles and the Additional General Intangibles.

“Grantor” has the meaning set forth in the first line hereof.

“Insurance Rights” means the Original Insurance Rights and the Additional Insurance Rights.

“Intellectual Property” means the original Intellectual Property, the Additional Intellectual Property and any Additional Available Xtrac Intellectual Property.

“Inventory” means the Original Inventory and the Additional Inventory.

“Investment Property” means the Original Investment Property and the Additional Investment Property.

“Notes” has the meaning set forth in the introduction section hereof.

“Obligations” has the meaning set forth in the introduction section hereof.

“Original Accounts” has the meaning set forth in Section 2.1(c).

“Original Collateral” has the meaning set forth in Section 2.1.

“Original Copyright Collateral” means all Copyrights that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business, whether now owned or hereafter acquired by the Borrower.

“Original Equipment” has the meaning set forth in Section 2.1(a).

“Original Financial Assets” has the meaning set forth in Section 2.1(i).

“Original General Intangibles” has the meaning set forth in Section 2.1(f).

“Original Insurance Rights”) has the meaning set forth in Section 2.1(h).

“Original Intellectual Property” means all Original Copyright Collateral, all Original Patent Collateral and all Original Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the Borrower with respect to any of the foregoing, in each case whether now or hereafter owned or used, including all licenses or other agreements with respect to the Original Copyright Collateral, the Original Patent Collateral or the Original Trademark Collateral listed; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all governmental approvals now held or hereafter obtained by the Borrower in respect of any of the foregoing; and (g) all causes of action, claims and warranties now owned or hereafter acquired by the Borrower in respect of any of the foregoing; in each case that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business.  It is understood that Original Intellectual Property shall include all of the foregoing owned or acquired by the Borrower on a worldwide basis.

“Original Inventory” has the meaning set forth Section 2.1(b).

“Original Investment Property” has the meaning set forth in Section 2.1(d).

“Original Obligations” means, collectively, (a) any current or future principal and interest (including, without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration or otherwise, and (b) all other monetary obligations, including but not limited to, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding regardless of whether allowed or allowable in such proceeding), of the Borrower now or hereafter due under the Notes, the Purchase Agreement, this Pledge Agreement and any other Transaction Document.

“Original Other Property” has the meaning set forth in Section 2.1(g).

“Original Patent Collateral” means all Patents that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business, whether now owned or hereafter acquired by the Borrower.

“Original Pledged Stock” has the meaning set forth in Section 2.1(e)(i).

“Original Proceeds” has the meaning set forth in Section 2.1(j).

“Original Stock Collateral” has the meaning set forth in Section 2.1(e)(iii) hereof.

“Original Trademark Collateral” means all Trademarks that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business, whether now owned or hereafter acquired by the Borrower.  Notwithstanding the foregoing, the Original Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Original Trademark Collateral.

“Patent Collateral” means the Original Patent Collateral and the Additional Patent Collateral.

“Patents” means, collectively, (i) all patents and patent applications, (ii) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (iii) all rights, now existing or hereafter coming into existence, (x) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (y) to sue for all past, present and future infringements with respect to any of the foregoing and (z) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

“Perfection Certificate” means the Perfection Certificate, dated as of the date hereof, substantially in the form of Annex II hereto, delivered to the Collateral Agent by the Grantors as the same shall be amended, modified or supplemented pursuant to the terms hereof.

“Pledge Agreement” has the meaning set forth in the first line hereof.

“Pledged Stock” means the Original Pledged Stock and the Additional Pledged Stock.

“Proceeds” means the Original Proceeds and the Additional Proceeds.

“ProCyte” means ProCyte Corporation, a Washington corporation.

“ProCyte Assets” has the meaning set forth in Section 3.1(g).

“PT Assets” has the meaning set forth in Section 3.1(h).

“PT Business” means the (i) business of the Borrower as it is currently conducted through its subsidiaries PTL and PTI consisting of the development, marketing and sale of (A) non-laser light devices for the treatment for clinical and non-clinical dermatological conditions, including, but not limited to, the Omnilux, Lumiere, New-U and Clear-U systems (but excluding the Borrower’s VTRAC™ excimer lamp system which has not been part of the business of PTL or PTI), and (B) Tanology brand skin care products; and (ii) such other business as may be conducted from time to time by PTI, or PTL, or their respective successors or assigns.

“PTI” means Photo Therapeutics, Inc., a Delaware corporation.

“PTL” means Photo Therapeutics Limited, a company organized under the laws of England and Wales.

“Purchase Agreement” has the meaning set forth in the introduction section hereof.

“Restricted Xtrac Intellectual Property” means, to the extent subject to the restrictions set forth in Section 5(a) of the Omnibus Amendment made as of September 30, 2008, to the CIT Agreement, all Intellectual Property (as defined in such Section 5(a)) related to or in connection with the Xtrac Laser Equipment.

“Secured Party” has the meaning set forth in the first line hereof.

“Skin Care Business” means (i) the business of the Borrower and its subsidiaries consisting of the development, formulation, marketing and sale of skin and hair care products (other than any products that are within the scope of the PT Business) for the dermatology, plastic surgery, cosmetic surgery, wound care and spa markets and any other business historically described by the Borrower as a part of its ProCyte business unit; and (ii) such other business as may be conducted from time to time by ProCyte or its successors or assigns.

“Stock Collateral” means the Original Stock Collateral and the Additional Stock Collateral.

“Trademark Collateral” means the Original Trademark Collateral and the Additional Trademark Collateral.

“Trademarks” means, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

“Xtrac Assets” means (i) all Xtrac Transaction Documents, (ii) all Xtrac Payments, (iii) all Xtrac Laser Equipment and other collateral to the extent securing and/or related in any way to the Xtrac Transactions, together with all additions, replacements, substitutions, parts, repairs, accessories, accessions and attachments to such Xtrac Laser Equipment, (iv) all deposit accounts into which the Xtrac Payments are delivered and/or deposited and (v) all proceeds of all of the foregoing, including insurance proceeds.

“Xtrac Laser Equipment” means the Borrower’s proprietary excimer laser equipment and such other personal property as is incorporated thereon or therewith.

“Xtrac Obligor” means each lessee, borrower, consignee, guarantor, pledgor and/or each other party named in an Xtrac Transaction Document that is obligated to make payments on any Xtrac Transaction or Xtrac Transaction Document.

“Xtrac Payments” means all payments due and to become due under all Xtrac Transaction Documents or otherwise due from the Xtrac Obligors for the purchase of consumables or accessories or for treatment access codes.

“Xtrac Transaction” means the lease and consignment transactions between the Borrower and dermatologists or other commercial users with respect to the Xtrac Laser Equipment.

“Xtrac Transaction Documents” means the documents, including commercial usage agreements, equipment leases, consignments, promissory notes, security agreements, guarantees, and all other agreements, documents or instruments evidencing a payment obligation under, providing security for, or otherwise relating to, an Xtrac Transaction.

(b) Capitalized terms used in this Pledge Agreement and not defined herein shall have the meanings assigned thereto in the Purchase Agreement.

ARTICLE II

Security Interests

Section 2.1 Ratification of Original Security Interest in Original Collateral.  The Borrower hereby ratifies and reaffirms the conveyance, assignment, pledge and grant made to the Collateral Agent pursuant to the Original Pledge Agreement and, as security for the Obligations, the Borrower so conveys, assigns, pledges and grants a continuing and unconditional security interest to the Collateral Agent for itself and the Secured Party, its successors and assigns, in and to all of the following:

(a) all equipment (including all “Equipment” as defined in Section 9-102(a)(33) of the Code), machinery, vehicles, fixtures, improvements, supplies, office furniture, and fixed assets, all as now owned or hereafter acquired by the Borrower or in which the Borrower has or hereafter acquires any interest, in each case that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business and any items substituted therefor as replacements and any additions or accessions thereto (all of the property described in this clause (a) being hereinafter collectively referred to as “Original Equipment”);

(b) all goods (including all “Goods” as defined in Section 9-102(a)(44) of the Code) and all inventory (including all “Inventory” as defined in Section 9-102(a)(48) of the Code) of the Borrower, now owned or hereafter acquired by the Borrower or in which the Borrower has or hereafter acquires any interest, in each case that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business, including but not limited to, raw materials, scrap Inventory, work in process, products, packaging materials, finished Goods, all documents of title, Chattel Paper and other instruments covering the same and all substitutions therefor and additions thereto (all of the property described in this clause (b) being hereinafter collectively referred to as “Original Inventory”);

(c) all present and future accounts in which the Borrower has or hereafter acquires any interest (including all “Accounts” as defined in Section 9-102(a)(2) of the Code), contract rights (including all rights to receive payments and other rights under all Equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing indebtedness due or to become due the Borrower on account of Goods sold or leased or services rendered, claims, Instruments and other general intangibles (including tax refunds, royalties and all other rights to the payment of money of every nature and description), including but not limited to, any such right evidenced by Chattel Paper, and all liens, securities, guaranties, remedies, security interests and privileges pertaining thereto, in each case that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business (all of the property described in this clause (c) being hereinafter collectively referred to as “Original Accounts”);

(d) all investment property now owned or hereafter acquired by the Borrower (including all “Investment Property” as defined in Section 9-102(a)(49) of the Code) that arises primarily out of, or is primarily related to, the Skin Care Business or the PT Business, including, without limitation, all securities (certificated and uncertificated), securities accounts (including all “Security Accounts” as defined in Section 8-501(a) of the Code), securities entitlements (including all “Securities Entitlements” as defined in Section 8-102(a)(17) of the Code), commodity contracts (including all “Commodity Contracts” as defined in Section 9-102(a)(15) of the Code) and commodity accounts (including all “Commodity Accounts” as defined in Section 9-102(a)(14) of the Code) (all of the property described in this clause (d) being hereinafter collectively referred to as “Original Investment Property”);

(e) (i) (A) all of the shares of capital stock, membership units or other ownership interests of each of ProCyte and PTI, whether certificated or uncertificated, now owned or hereafter acquired by the Borrower, together with in each case any certificates representing the same, and (B) 65% of the shares of capital stock, membership units or other ownership interests of PTL, whether certificated or uncertificated, now owned or hereafter acquired by the Borrower, together with in each case the certificates representing the same (all of the property described in this clause (e) being hereinafter collectively referred to as the “Original Pledged Stock”);

(ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of any of the Original Pledged Stock, resulting from a stock split, revision, reclassification or other like change of any of the Original Pledged Stock or otherwise received in exchange for any of the Original Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Original Pledged Stock; and

(iii) without affecting the obligations of the Borrower under any provision prohibiting such action under any Transaction Document, in the event of any consolidation or merger in which any issuer of any Original Pledged Stock is not the surviving Person, all shares, units or other interests held by the Borrower of each class of the capital stock, membership units or other ownership interests of the successor Person (unless such successor Person is the Borrower itself) formed by or resulting from such consolidation or merger (or, as to PTL, 65% of such resulting property) (collectively, and together with the property described in clauses (i) and (ii) above, the “Original Stock Collateral”);

(f) all general intangibles now owned or hereafter acquired by the Borrower or in which the Borrower has or hereafter acquires any interest (including all “General Intangibles” as defined in Section 9-102(a)(42) of the Code), in each case that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business, including but not limited to, payment intangibles (including all “Payment Intangibles” as defined in Section 9-102(a)(61) of the Code), choses in action and causes of action and all licenses and permits, contract rights and all rights to receive payments and other rights under all Equipment and other leasing contracts, instruments and documents owned or used by the Borrower, and any goodwill relating thereto) (all of the property described in this clause (f) being hereinafter collectively referred to as “Original General Intangibles”);

(g) all other property owned by the Borrower or in which the Borrower has or hereafter acquires any interest that arises primarily out of, or is primarily related to, the Skin Care Business or the PT Business, wherever located, and of whatever kind or nature, tangible or intangible, including all Original Intellectual Property (all of the property described in this clause (g) being hereinafter collectively referred to as “Original Other Property”);

(h) all insurance policies of any kind maintained in effect by the Borrower, now existing or hereafter acquired, under which and to the extent any of the property referred to in clauses (a) through (g) above is insured, including but not limited to, any proceeds payable to the Borrower pursuant to such policies attributable to such property referred to in (a)-(g) above (all of the property described in this clause (g) being hereinafter collectively referred to as the “Original Insurance Rights”);

(i) all moneys, cash collateral, chattel paper (including all “Chattel Paper” as defined in Section 9-102(a)(11) of the Code), checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, letters of credit (including all “Letter-of-Credit Rights” as defined in Section 9-102(a)(51) of the Code), supporting obligations (including all “Supporting Obligations” as defined in Section 9-102(a)(77) of the Code), instruments (including all “Instruments” as define in Section 9-102(a)(47) of the Code), documents (including all “Documents” as defined in Section 9-102(a)(30) of the Code), deposit accounts (including all “Deposit Accounts” as defined in Section 9-102(a)(29) of the Code), deposits and credits from time to time whether or not in the possession of or under the control of the Collateral Agent, in each case that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business (all of the property described in this clause (i) being hereinafter collectively referred to as “Original Financial Assets”); and

(j) any consideration received when all or any part of the property referred to in clauses (a) through (i) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received as a consequence of possession thereof, including but not limited to, all products, proceeds (including all “Proceeds” as defined in Section 9-102(a)(64) of the Code), cash, negotiable instruments and other instruments for the payment of money, Chattel Paper, security agreements or other documents, insurance proceeds or proceeds of other proceeds now or hereafter owned by the Borrower or in which the Borrower has an interest (all of the property described in this clause (j) being hereinafter collectively referred to as “Original Proceeds”).

The property set forth in clauses (a) through (j) of the preceding sentence, together with property of a similar nature that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business, is referred to herein as the “Original Collateral”.

Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Original Collateral” shall not include any property, right or interest to the extent that the grant of a security interest therein would be contrary to applicable law.

Section 2.2 Grant of Security Interest in Additional Collateral.  As security for the Obligations, each Grantor hereby conveys, assigns, pledges and grants a continuing and unconditional security interest to the Collateral Agent for itself and the Secured Party, its successors and assigns, in and to all of the following:

(a) all equipment (including all “Equipment” as defined in Section 9-102(a)(33) of the Code), machinery, vehicles, fixtures, improvements, supplies, office furniture, and fixed assets, all as now owned or hereafter acquired by such Grantor or in which such Grantor has or hereafter acquires any interest and any items substituted therefor as replacements and any additions or accessions thereto, in each case other than the Original Equipment (all of the property described in this clause (a) being hereinafter collectively referred to as “Additional Equipment”);

(b) all goods (including all “Goods” as defined in Section 9-102(a)(44) of the Code) and all inventory (including all “Inventory” as defined in Section 9-102(a)(48) of the Code) of such Grantor, now owned or hereafter acquired by such Grantor or in which such Grantor has or hereafter acquires any interest, including but not limited to, raw materials, scrap Inventory, work in process, products, packaging materials, finished Goods, all documents of title, Chattel Paper and other instruments covering the same and all substitutions therefor and additions thereto, in each case other than the Original Inventory (all of the property described in this clause (a) being hereinafter collectively referred to as “Additional Inventory”);

(c) all present and future accounts in which such Grantor has or hereafter acquires any interest (including all “Accounts” as defined in Section 9-102(a)(2) of the Code), contract rights (including all rights to receive payments and other rights under all Equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing indebtedness due or to become due such Grantor on account of Goods sold or leased or services rendered, claims, Instruments and other general intangibles (including tax refunds, royalties and all other rights to the payment of money of every nature and description), including but not limited to, any such right evidenced by Chattel Paper, and all liens, securities, guaranties, remedies, security interests and privileges pertaining thereto, in each case other than the Original Accounts (all of the property described in this clause (c) being hereinafter collectively referred to as “Additional Accounts”);

(d) all investment property now owned or hereafter acquired by such Grantor (including all “Investment Property” as defined in Section 9-102(a)(49) of the Code), including, without limitation, all securities (certificated and uncertificated), securities accounts (including all “Security Accounts” as defined in Section 8-501(a) of the Code), securities entitlements  (including all “Securities Entitlements” as defined in Section 8-102(a)(17) of the Code), commodity contracts (including all “Commodity Contracts” as defined in Section 9-102(a)(15) of the Code) and commodity accounts (including all “Commodity Accounts” as defined in Section 9-102(a)(14) of the Code), in each case other than the Original Investment Property (all of the property described in this clause (a) being hereinafter collectively referred to as “Additional Investment Property”);

(e) (i) (A) all of the shares of capital stock, membership units or other ownership interests of each Subsidiary of such Grantor that is formed under the laws of the United States or any State thereof, whether certificated or uncertificated, now owned or hereafter acquired by such Grantor, together with in each case any certificates representing the same

(excluding the shares of capital stock of ProCyte and PTI), and (B) 65% of the shares of capital stock, membership units or other ownership interests of each Subsidiary of such Grantor that is formed under the laws of any jurisdiction other than the United States or any State thereof, whether certificated or uncertificated, now owned or hereafter acquired by such Grantor, together with in each case the certificates representing the same (excluding the shares of capital stock of PTL) (all of the property described in this clause (f) being hereinafter collectively referred to as the “Additional Pledged Stock”);

(ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of any of the Additional Pledged Stock, resulting from a stock split, revision, reclassification or other like change of any of the Additional Pledged Stock or otherwise received in exchange for any of the Additional Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Additional Pledged Stock; and

(iii) without affecting the obligations of such Grantor under any provision prohibiting such action under any Transaction Document, in the event of any consolidation or merger in which any issuer of any Additional Pledged Stock is not the surviving Person, all shares, units or other interests held by such Grantor of each class of the capital stock, membership units or other ownership interests of the successor Person (unless such successor Person is such Grantor itself) formed by or resulting from such consolidation or merger (or, as to any issuer formed under the laws of any jurisdiction other than the United States or any State thereof, 65% of such resulting property) (collectively, and together with the property described in clauses (i) and (ii) above, the “Additional Stock Collateral”);

(f) all general intangibles now owned or hereafter acquired by such Grantor or in which such Grantor has or hereafter acquires any interest (including all “General Intangibles” as defined in Section 9-102(a)(42) of the Code), including but not limited to, payment intangibles (including all “Payment Intangibles” as defined in Section 9-102(a)(61) of the Code), choses in action and causes of action and all licenses and permits, contract rights and all rights to receive payments and other rights under all Equipment and other leasing contracts, instruments and documents owned or used by such Grantor, and any goodwill relating thereto), in each case other than the Original General Intangibles provided, however, that the Collateral granted by this clause (f) shall not include Restricted Xtrac Intellectual Property or Original Intellectual Property (all of the property described in this clause (f) being hereinafter collectively referred to as “Additional General Intangibles”);

(g) all of the following of any Grantor: all Additional Copyright Collateral, all Additional Patent Collateral and all Additional Trademark Collateral, together with (i) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (ii) all licenses or user or other agreements granted to such Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used, including all licenses or other agreements with respect to the Additional Copyright Collateral, the Additional Patent Collateral or the Additional Trademark Collateral listed; (iii) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs;

(iv) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (v) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (vi) all governmental approvals now held or hereafter obtained by such Grantor in respect of any of the foregoing; and (vii) all causes of action, claims and warranties now owned or hereafter acquired by such Grantor in respect of any of the foregoing; provided, however, that the Collateral granted by this clause (g) shall not include Restricted Xtrac Intellectual Property or Original Intellectual Property (all of the property described in this clause (g) being hereinafter collectively referred to as “Additional Intellectual Property”);

(h) all other property owned by such Grantor or in which such Grantor has or hereafter acquires any interest, wherever located, and of whatever kind or nature, tangible or intangible, but in each case other than the Original Other Property; provided, however, that the Collateral granted by this clause (h) shall not include Restricted Xtrac Intellectual Property or Original Intellectual Property (all of the property described in this clause (h) being hereinafter collectively referred to as “Additional Other Property”);

(i) all insurance policies of any kind maintained in effect by such Grantor, now existing or hereafter acquired, under which and to the extent any of the property referred to in clauses (a) through (g) above is insured, including but not limited to, any proceeds payable to such Grantor pursuant to such policies attributable to such property referred to in (a)-(g) above (all of the property described in this clause (i) being hereinafter collectively referred to as the “Additional Insurance Rights”);

(j) all moneys, cash collateral, chattel paper (including all “Chattel Paper” as defined in Section 9-102(a)(11) of the Code), checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, letters of credit (including all “Letter-of-Credit Rights” as defined in Section 9-102(a)(51) of the Code), supporting obligations (including all “Supporting Obligations” as defined in Section 9-102(a)(77) of the Code), instruments (including all “Instruments” as define in Section 9-102(a)(47) of the Code), documents (including all “Documents” as defined in Section 9-102(a)(30) of the Code), deposit accounts (including all “Deposit Accounts” as defined in Section 9-102(a)(29) of the Code), deposits and credits from time to time whether or not in the possession of or under the control of the Collateral Agent, in each case other than the Original Financial Assets (all of the property described in this clause (j) being hereinafter collectively referred to as “Additional Financial Assets”);

(k) all now owned or hereafter acquired Xtrac Assets, wherever located and of whatever kind or nature, tangible or intangible, that do not constitute CIT Encumbered Collateral (all of the property described in this clause (k) being hereinafter collectively referred to as “Additional Xtrac Collateral”);

(l) automatically and immediately, without further action by or notice to any party, upon such Intellectual Property ceasing to constitute Restricted Xtrac Intellectual Property, any now owned or hereafter acquired Intellectual Property excluded from the definition of “Additional Intellectual Property” on account of having constituted Restricted Xtrac Intellectual

Property at any time (all of the property described in this clause (l) being hereinafter collectively referred to as “Additional Available Xtrac Intellectual Property”);

(m) automatically and immediately, without further action by or notice to any party, upon such Xtrac Assets ceasing to constitute CIT Encumbered Collateral, any now owned or hereafter acquired Xtrac Assets, wherever located and of whatever kind or nature, tangible or intangible,  excluded from the definition of “Additional Xtrac Collateral” on account of having constituted CIT Encumbered Collateral at any time (all of the property described in this clause (m) being hereinafter collectively referred to as “Additional Available Xtrac Collateral”); and

(n) any consideration received when all or any part of the property referred to in clauses (a) through (m) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received as a consequence of possession thereof, including but not limited to, all products, proceeds (including all “Proceeds” as defined in Section 9-102(a)(64) of the Code), cash, negotiable instruments and other instruments for the payment of money, Chattel Paper, security agreements or other documents, insurance proceeds or proceeds of other proceeds now or hereafter owned by such Grantor or in which such Grantor has an interest (all of the property described in this clause (m) being hereinafter collectively referred to as “Additional Proceeds”).

The property set forth in clauses (a) through (n) of the preceding sentence, together with all other property of a similar nature, but excluding any and all Original Collateral, is referred to herein as the “Additional Collateral”.

Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Additional Collateral” shall not include (i) any Restricted Xtrac Intellectual Property, (ii) any CIT Encumbered Collateral or (iii) any any property, right or interest to the extent that the grant of a security interest therein would be contrary to applicable law.

Section 2.3 Perfection of Security Interests.

(a) Each Grantor hereby authorizes the Collateral Agent to file a financing statement or financing statements, instrument or other applicable document, without the signature of such Grantor, and naming such Grantor as debtor and the Collateral Agent as Secured Party (collectively, the “Financing Statements”) describing the Collateral in any and all jurisdictions where, and with any and all governmental authorities with whom, the Collateral Agent reasonably deems such filing to be necessary or appropriate including, without limitation, the jurisdiction of the debtor’s location for purposes of the Code, the United States Patent and Trademark Office and the United States Copyright Office (or any successor office or any similar office in any country).  Each Grantor will reimburse the Collateral Agent for any and all costs, charges and expenses (including fees of counsel) incurred in connection with such filings.  For purposes of this Section 2.3(a), the Financing Statements shall be deemed to include any amendment, modification, assignment, continuation statement or other similar instrument consistent with the rights granted to the Secured Party under the Transaction Documents.

(b) Each Grantor shall have possession of the Collateral of such Grantor, except as expressly otherwise provided in this Pledge Agreement or where the Collateral Agent chooses to perfect its security interest by possession in addition to the filing of a Financing Statement.  Where Collateral is in the possession of a third party, the applicable Grantor will join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest therein and, upon the request of the Collateral Agent, use its commercially reasonable efforts to obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of the Secured Party.

With respect to any Deposit Accounts, Securities Accounts, Security Entitlements, Commodity Accounts, Commodity Contracts and electronic Chattel Paper included in the Collateral, each Grantor shall ensure that the Collateral Agent has Control thereof, subject to the provisions of Section 1.6(c) of Amendment No. 2.  With respect to any Securities Accounts or Securities Entitlements, such Control shall be accomplished by  the Grantor causing the Securities Intermediary (as defined in Section 8-102(a)(14) of the Code) maintaining such Securities Account or Security Entitlement to enter into an agreement substantially in the form of Annex III hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent) pursuant to which the applicable Securities Intermediary shall agree to comply with the Collateral Agent’s Entitlement Orders (as defined in Section 8-102(a)(8) of the Code) without further consent by such Grantor.  With respect to any Deposit Account, each Grantor shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Annex IV hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent), pursuant to which the applicable Bank (as defined in Section 9-102(a)(8) of the Code) shall agree to comply with the Collateral Agent’s instructions with respect to disposition of funds in the Deposit Account without further consent by such Grantor.  With respect to any Commodity Accounts or Commodity Contracts each Grantor shall cause Control to be established in favor of the Collateral Agent in a manner reasonably acceptable to the Collateral Agent.  With respect to any uncertificated Security included in the Collateral (other than any uncertificated Securities credited to a Securities Account), each Grantor shall cause the issuer of such uncertificated Security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated Security without further consent by such Grantor.  With respect to any Letter of Credit Rights included in the Collateral (other than any Letter of Credit Rights constituting a supporting obligation for a receivable in which the Collateral Agent has a valid and perfected security interest), Grantor shall ensure that Collateral Agent has Control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Collateral Agent.

(c) The Grantors will not create any Chattel Paper that would constitute Collateral without a legend on such Chattel Paper reasonably acceptable to the Collateral Agent indicating that the Collateral Agent has a secured interest in such Chattel Paper.

(d) Each Grantor shall, upon such Grantor’s acquiring, or otherwise becoming entitled to the benefits of, any Copyright Collateral, Patent Collateral, Trademark Collateral (or associated goodwill) or other Intellectual Property or upon or prior to such Grantor’s filing, either directly or through any agent, licensee or other designee, of any application with any governmental authority for any Copyright Collateral, Patent Collateral, Trademark Collateral, or other Intellectual Property, in each case after the date hereof, execute and deliver such contracts, agreements and other instruments as the Collateral Agent may reasonably request, subject to any other applicable provision of this Pledge Agreement, to evidence, validate, perfect and establish the priority of the security interest granted by this Pledge Agreement except with respect to Permitted Liens in such and any related Intellectual Property.

(e) The Grantors shall deliver and pledge to the Collateral Agent any and all certificates representing the Pledged Stock, accompanied by undated stock powers duly executed in blank.

(f) Each Grantor shall upon the acquisition after the date hereof by such Grantor of any Stock Collateral, promptly either (x) transfer and deliver to the Collateral Agent all such Stock Collateral (together with the certificates representing such Stock Collateral securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as the Collateral Agent shall deem reasonably necessary or appropriate to perfect, and establish the priority of, the security interest granted by this Pledge Agreement in such Stock Collateral.

(g) Each Grantor shall (i) as soon as practicable (and in any event within 15 days) after the date hereof with respect to any Xtrac Laser Equipment within the Additional Xtrac Collateral as of the date hereof, and (ii) as soon as practicable (and in any event within 15 days) after the acquisition of any new Xtrac Laser Equipment within the Additional Xtrac Collateral (or any Xtrac Laser Equipment becoming Additional Available Xtrac Collateral), file a UCC-1 Financing Statement for each Xtrac Obligor (in the state or jurisdiction of residence for such Xtrac Obligor) providing notice that the Xtrac Laser Equipment remain the property of such Grantor and subject to a lien in favor of the Collateral Agent hereunder.

Section 2.4 Intellectual Property.  For the purpose of enabling and to the extent necessary to enable the Collateral Agent to exercise its rights, remedies, powers and privileges under Article 5 at such time or times as the Collateral Agent shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Intellectual Property of such Grantor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items. This license shall be exercisable only after the occurrence and during the continuance of an Event of Default and shall terminate upon full and final payment, performance or other satisfaction of the Obligations.

Section 2.5 Special Provisions Relating to Stock Collateral.

(a) So long as no Event of Default shall have occurred and be continuing, the Grantors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of any

Transaction Document; provided, that the Grantors agree that they will not vote the Stock Collateral in any manner that is inconsistent with the terms of any Transaction Document.

(b) So long as no Event of Default shall have occurred and be continuing, the Grantors shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash.

(c) If any Event of Default shall have occurred and be continuing, and whether or not the Collateral Agent exercises any available right to declare any Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law or this Pledge Agreement, all dividends and other distributions on the Stock Collateral shall be paid directly to the Collateral Agent and retained by it in a segregated account as part of the Stock Collateral, subject to the terms of this Pledge Agreement, and if the Collateral Agent shall so request, each Grantor agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and instruments to that end; provided, that if such Event of Default is cured or waived in the manner as set forth in the Notes, any such dividend or distribution paid to the Collateral Agent prior to such cure or waiver shall, upon request of the applicable Grantor (except to the extent applied to the Obligations), be returned by the Collateral Agent to such Grantor.

ARTICLE III

Representations and Warranties

Section 3.1 Representations and Warranties.  Each Grantor represents and warrants as follows:

(a) Such Grantor has and shall have absolute, good and marketable title to all the Collateral of such Grantor, wherever and whenever acquired, free and clear of any lien, except for Permitted Liens, and such Grantor has not filed, nor is there, to such Grantor’s knowledge, on record, a financing statement under the Code (or similar statement or instrument of registration under the law of any jurisdiction) covering any Collateral except as permitted by the Purchase Agreement and Permitted Liens.

(b) The information set forth in the Perfection Certificate with respect to such Grantor is true, complete and accurate in all respects as of the date hereof.  Schedule 3.1(b) hereto lists, as to such Grantor, (i) such Grantor’s chief executive office and other place(s) of business, (ii) such Grantor’s legal organizational structure and its jurisdiction of incorporation, (iii) the address where records relating to the Collateral are maintained, (iv) any other location of any other Equipment and Goods (other than mobile Goods) included in the Collateral, (v) location of leased facilities and name of lessor/sublessor, (vi) any fictitious names used by such Grantor, and (vii) all deposit accounts of such Grantor together with the name of the bank where they are located, the account number and a contact person.

(c) Such Grantor has paid or will pay when due all taxes, fees, assessments and other charges now or hereafter imposed upon the Collateral except for any tax, fee, assessment or other charge the validity of which is being contested in good faith by appropriate proceedings and so long as such Grantor has set aside on its books adequate reserves with respect thereto.

(d) As a result of the execution and delivery of this Pledge Agreement and upon the filing of any financing statements or other documents necessary to assure, preserve and perfect the security interest created hereby and to the extent a lien may be perfected by filing a financing statement, the Collateral Agent on behalf of the Secured Party shall have a valid, perfected, enforceable lien on, and a continuing security interest in, the Collateral.

(e) Except as disclosed on Schedule 3.1(e), none of the Collateral is held by a third party in any location as assignee, trustee, bailee, consignee or in any similar capacity.

(f) The Pledged Stock described in Section 2.1(e) and Section 2.2(e) hereof (i) is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective issuer of such Pledged Stock, upon the transfer of such Pledged Stock; and (ii) constitutes all of the issued and outstanding shares of capital stock of any class of each Subsidiary of the Borrower organized under the laws of the United States or any State thereof, and approximately 65% of the issued and outstanding shares of capital stock of any class of any Subsidiary of the Borrower organized under the laws of any jurisdiction other than the United States or any State thereof (in each case, whether or not registered in the name of the applicable Grantor), and Schedule 3.1(f) correctly identifies, as of the date hereof, the respective issuers of such Pledged Stock, the respective class or type of interest, of the shares comprising such Pledged Stock, the respective number of shares held, the percentage of the respective issuer’s total issued and outstanding capital stock, membership units or other ownership interests represented by such Pledged Stock, if such Pledged Stock is certificated, the number of the certificate, and the holder of such Pledged Stock.

(g) The properties and assets of ProCyte include all material assets of the Borrower and its subsidiaries that are used primarily in, arise primarily out of, or are primarily related to, the Skin Care Business or are necessary for the conduct of the Skin Care Business as currently conducted, including, without limitation, customer lists and other customer-related information, intellectual property rights, rights to royalties, and other intangible rights (collectively, the “ProCyte Assets”).

(h) The properties and assets of PTI and PTL, taken together, include all material assets of the Borrower and its subsidiaries that are used primarily in, arise primarily out of, or are primarily related to, the PT Business or are necessary for the conduct of the PT Business as currently conducted, including, without limitation, customer lists and other customer-related information, intellectual property rights, rights to royalties, and other intangible rights (collectively, the “PT Assets”).

(i) Organization and Qualification.  (i) The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware, and each other Grantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) Each Grantor (A) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Pledge Agreement and to carry out the transactions contemplated hereby and (B) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to be material.

(j) Due Authorization; Binding Obligation.  The execution, delivery and performance of this Pledge Agreement has been duly authorized by all necessary action on the part of each Grantor.  This Pledge Agreement has been duly executed and delivered by each Grantor and is the legally valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(k) No Conflicts.  The execution, delivery and performance by each Grantor of this Pledge Agreement and the consummation of the transactions contemplated by this Pledge Agreement do not and will not (i) violate (A) any provision of any law or any governmental rule or regulation applicable to any Grantor, (B) any of the certificate or articles of incorporation, bylaws or other organizational or charter documents of any Grantor, or (C) any order, judgment or decree of any court or other agency of government binding on any Grantor; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract of any Grantor; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Grantor (other than the Liens created in favor of the Secured Party hereunder); or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contract of any Grantor.

(l) Governmental Consents.  The execution, delivery and performance by the Grantors of this Pledge Agreement and the consummation of the transactions contemplated by this Pledge Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the date hereof.

Section 3.2 Survival. All representations, warranties and agreements of the Grantors contained in this Pledge Agreement shall survive the execution, delivery and performance of this Pledge Agreement until the termination of this Pledge Agreement pursuant to Section 6.5 hereof.

ARTICLE IV

Covenants

Section 4.1 Covenants. Each Grantor hereby covenants and agrees with the Collateral Agent that so long as this Pledge Agreement shall remain in effect or any Obligations shall remain unpaid or unperformed:

(a) Such Grantor shall promptly give written notice to the Collateral Agent of any levy or attachment, execution or other process against any of the Collateral;

(b) At such Grantor’s own cost and expense, such Grantor shall take any and all actions reasonably necessary or desirable to defend the Collateral against the claims and demands of all persons other than the Collateral Agent, and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien of any nature, except in each case for Permitted Liens.

(c) Such Grantor shall keep all tangible Collateral properly insured and in good order and repair (normal wear and tear excepted) and immediately notify the Collateral Agent in writing of any event causing any material loss, damage or depreciation in value of the Collateral in the aggregate and of the extent of such loss, damage or depreciation.

(d) Such Grantor shall mark any Collateral that is Chattel Paper with a legend showing the Collateral Agent’s Lien and security interest therein.

(e) Such Grantor shall:

(i) furnish to the Collateral Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Collateral Agent may reasonably request, all in reasonable detail;

(ii) prior to filing, either directly or through an agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to the Collateral Agent prompt written notice of such proposed filing; and

(iii) promptly give written notice to the Collateral Agent of any other change in the intellectual property rights material to its businesses.

(f) Such Grantor shall to the extent consistent with its past practice:

(i) (either itself or through licensees) for any Trademark Collateral material to the conduct of its business, (A) to the extent consistent with good business judgment, continue to use such Trademark on each and every trademark class of Goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration and (D) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated;

(ii)  except to the extent consistent with good business judgment, (either itself or through licensees) not do any act or knowingly omit to do any act whereby any material Patent Collateral may become abandoned or dedicated;

(iii) notify the Collateral Agent in writing immediately if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any governmental authority) regarding such Grantor’s ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same;

(iv) take all necessary steps that are consistent with good business practices in any proceeding before any appropriate governmental authority to maintain and pursue each application relating to any Intellectual Property material to the conduct of its business (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings;

(v) in the event that any Intellectual Property material to the conduct of its business is infringed, misappropriated or diluted by a third party, such Grantor shall notify the Collateral Agent in writing within 10 days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Collateral;

(vi) shall, through counsel acceptable to the Collateral Agent, prosecute diligently any application for any Intellectual Property pending as of the date of this Pledge Agreement or thereafter made until the termination of this Pledge Agreement and preserve and maintain all rights in applications for any Intellectual Property material to the conduct of its business; provided, however, that such Grantor shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of such Grantor. Any expenses incurred in connection with such an application shall be borne by such Grantor. Except to the extent consistent with good business judgment, such Grantor shall not abandon any right to file an application for any Intellectual Property or any pending application in the United States of America without the consent of the Collateral Agent, which consent shall not be unreasonably withheld; and

(vii) after the occurrence and through the continuance of an Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Copyright Collateral, Patent Collateral and Trademark Collateral and any license under such Intellectual Property, in which event the Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute and deliver any and all proper documents required by the Collateral Agent in aid of such enforcement action.

(g) The Grantor shall cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Subsidiary of the Borrower organized under the laws of the United States or any State thereof and 65% of the total number of shares of each class of capital stock of each Subsidiary of the Borrower organized under the laws of any jurisdiction other than the United States or any State thereof then outstanding and shall not permit any of Subsidiary of the Borrower to issue any shares of capital stock, membership units or other ownership interests other than to a Grantor. Such Grantor shall cause all such shares, units or interests to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter, bylaws, operating agreement or other similar organizational documents of the respective issuer of such Stock Collateral, upon the transfer of such Stock Collateral (except for any such restriction contained in the Transaction Documents).

(h) Such Grantor shall not:

(i) change its name or use any fictitious or trade name, other than in accordance with Section 6.1 hereof;

(ii) change its jurisdiction of incorporation, other than in accordance with Section 6.1 hereof;

(iii) change the location of its chief executive office, other than in accordance with Section 6.1 hereof;

(iv) permit any of the Collateral (other than Collateral that constitutes Goods that are mobile and that are of a type normally used in more than one jurisdiction or otherwise in the ordinary course of business (including, without limitation, sales and shipments of Inventory in the ordinary course of business)) to be removed from or located in any place not identified as the location of such Collateral to the Collateral Agent, as the case may be, except after written notice to the Collateral Agent and compliance with such procedures as the Collateral Agent reasonably may impose to prevent any interruptions or discontinuity in the security interest granted pursuant to this Pledge Agreement;

(v) voluntarily grant, incur or allow to exist any lien or security interest on or in any of the Collateral which lien or security interest shall be equal or superior in priority to the security interests granted in this Pledge Agreement, except for Permitted Liens to the extent such Permitted Liens by their express terms or applicable law have priority equal or greater than the security interests granted pursuant to this Pledge Agreement; or

(i) cause or permit the sale, distribution or other transfer by any Grantor of any material assets (other than any Xtrac Assets).

ARTICLE V

Remedial Matters

Section 5.1 Event of Default.  An “Event of Default” shall exist hereunder if an event of default shall occur under the Notes.

Section 5.2 Powers of Attorney.

(a) Each Grantor hereby irrevocably appoints the Collateral Agent (and any officer or agent of the Collateral Agent) as its true and lawful attorney-in-fact, with power of substitution for and in the name of the Collateral Agent or otherwise, for the use and benefit of the Collateral Agent, effective upon the occurrence and during the continuance of an Event of Default:

(i) to receive, endorse the name of such Grantor upon and deliver any notes, acceptances, checks, drafts, money orders or other evidences of payment that may come into the possession of the Collateral Agent with respect to the Collateral;

(ii) to demand, collect and receive payment in respect of the Collateral and to apply any such payments directly to the payment of the Obligations in accordance with Section 5.5 hereof;

(iii) to receive and give discharges and releases of all or any of the Collateral;

(iv) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction, to collect or otherwise realize on all or any part of the Collateral or to enforce any rights in respect thereof;

(v) to sign the name of such Grantor on any invoice or bill of lading relating to any of the Collateral;

(vi) to send verification of any Accounts to any obligors (such obligors being hereinafter referred to as the “Account Debtors”) or customer;

(vii) to notify any Account Debtor or other obligor of the Grantor with respect to any Collateral to make payment to the Collateral Agent;

(viii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating or pertaining to all or any of the Collateral;

(ix) to take any action for purposes of carrying out of the terms of this Pledge Agreement;

(x) to enforce all of such Grantor’s rights and powers under and pursuant to any and all agreements with respect to the Collateral; and

(xi) generally, to sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out this Pledge Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby; and, provided further, that Collateral Agent shall in all cases act in material compliance with all applicable laws.  It is understood and agreed that the power of attorney granted to the Collateral Agent for the purposes set forth above in this Section 5.2 is coupled with an interest and is irrevocable, and such Grantor hereby ratifies all actions taken by its attorney-in-fact by virtue hereof. The provisions of this Section 5.2 shall in no event relieve any Grantor of any of its obligations hereunder or under any of the other Transaction Documents with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent of any other or further right which it may have on the date of this Pledge Agreement or hereafter, whether hereunder, under any of the other Transaction Documents, by law or otherwise.

(b) Beyond the duty of the Collateral Agent to exercise reasonable care in the custody of any Collateral in its possession, the Collateral Agent shall not, under any circumstance or in any event whatsoever, have any liability for any part of the Collateral, nor shall the Collateral Agent have any liability for any error or omission or delivery of any kind incurred in the good faith settlement, collection or payment of any of the Collateral or any monies received in payment therefor or for any damages resulting therefrom, nor shall this Pledge Agreement impose upon the Collateral Agent any obligation to perform any obligation with respect to the Collateral. The costs of collection, notification and enforcement, including but not limited to, reasonable attorneys’ fees and reasonable out-of-pocket expenses, shall be borne solely by the Grantors whether the same are incurred by the Grantors or the Collateral Agent. Each Grantor agrees to indemnify, defend and hold the Collateral Agent harmless from and against any and all other claims, demands, losses, judgments and liabilities (including, but not limited to, liabilities for penalties) of any nature, and to reimburse the Collateral Agent for all reasonable costs and expenses, including but not limited to reasonable attorneys’ fees and expenses, arising from this Pledge Agreement or the exercise of any right or remedy granted to the Collateral Agent hereunder other than those incurred solely as a result of the gross negligence and willful misconduct of the Collateral Agent.

Section 5.3 Collections.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, in its sole discretion, in its name or in the name of any Grantor, or otherwise, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to any of the Collateral, but shall be under no obligation to do so, or (b) extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, such Grantors, other than to discharge such Grantors in so doing with respect to liabilities of such Grantor to the extent that the liabilities are paid or repaid. Upon the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a collateral account maintained under the sole dominion and control of the Collateral Agent, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of such Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.  In addition to the foregoing rights of the Collateral Agent and the Secured Parties with respect to payments of Accounts, after the occurrence and during the continuance of an Event of Default, any money, checks, notes, bills, drafts, or commercial paper received by any Grantor and included in the Collateral shall be held in trust for the Collateral Agent on behalf of the Secured Party and any other secured creditors having rights thereto senior to the Secured Party and shall be promptly turned over to the Collateral Agent or any other secured creditors having rights thereto senior to the Secured Party as its interest shall appear. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may make such payments and take such actions as the Collateral Agent, in its sole discretion, deems necessary to protect its security interest in the Collateral or the value thereof, and the Collateral Agent is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any liens which in the judgment of the Collateral Agent appear to be equal to, prior to or superior to its security interest in the Collateral and any liens not expressly permitted by this Pledge Agreement.

Section 5.4 Possession; Sale of Collateral.

(a) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, subject to the rights of any other secured creditors having rights senior to those of the Secured Party: (i) require any Grantor to assemble the tangible assets that comprise part of the Collateral and make them available to the Collateral Agent at any place or places reasonably designated by the Collateral Agent; (ii) to the extent permitted by applicable law, with or without notice or demand for performance and without liability for trespass, enter any premises where the Collateral may be located and peaceably take possession of the same, and may demand and receive such possession from any person who has possession thereof, and may take such measures as it may deem necessary or proper for the care or protection thereof (including, but not limited to, the right to remove all or any portion of the Collateral); and (iii) with or without taking such possession may sell or cause to be sold, in one or more sales or parcels, for cash, on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at public or private sale or at any broker’s board or any securities exchange, without demand of performance or notice of intention to sell or of time or place of sale, except 10 Business Days’ written notice to such Grantor of the time and place of such sale or sales (and such other notices as may be required by applicable statute, if any, and which cannot be waived), which each Grantor hereby expressly acknowledges is commercially reasonable. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Grantors shall supply to the Collateral Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare any Collateral for sale. The Collateral may be sold or disposed of for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any disposition of the Collateral. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof. The Collateral Agent shall not incur any liability for the failure to collect or realize upon any or all of the Collateral or for any delay in doing so and, in case of any such failure, shall not be under any obligation to take any action with respect thereto; provided, such Collateral may be sold again upon like notice. If any Collateral is sold upon credit, the Grantors will be credited only with payments actually made by the purchaser, received by the Collateral Agent and applied to the Obligations in accordance with Section 5.5 In the event the purchasers fail to pay for the Collateral, the Collateral Agent may resell the Collateral. At any public sale made pursuant to this Section 5.4, the Collateral Agent may bid for or purchase, free from any right of redemption, stay or appraisal and all rights of marshalling, the Collateral and any other security for the Obligations or otherwise on the part of any Grantor (all said rights being also hereby waived and released by each Grantor to the fullest extent permitted by law) or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from any Grantor as a credit against the purchase price, and the Collateral Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement, and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and any obligations to the Secured Party shall have been paid in full. As an alternative to exercising the power of sale herein conferred upon them, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Pledge Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In any such action, the Collateral Agent shall be entitled to the appointment of a receiver without notice, to peaceably take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, if an Event of Default shall occur and be continuing, the Collateral Agent shall be entitled to apply, without notice to any Grantor, any cash or cash items constituting Collateral in its possession to payment of the Obligations in accordance with the provisions of Section 5.5 hereof.

(b) If an Event of Default shall occur and be continuing, the Collateral Agent shall, in addition to exercising any and all rights and remedies afforded to it hereunder, have all the rights and remedies of a secured party under all applicable provisions of law, including but not limited to, the Code.

(c) Each Grantor agrees that notwithstanding anything to the contrary contained in this Pledge Agreement, such Grantor shall remain liable under each contract or other agreement giving rise to Accounts and General Intangibles and all other contracts or agreements constituting part of the Collateral and the Collateral Agent shall not have any obligation or liability in respect thereof.

(d) After the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s request, but subject to the rights of any other secured creditors having rights senior to those of the Secured Party, each Grantor shall deliver to the Collateral Agent all original and other Documents evidencing and relating to the sale and delivery of Inventory or Accounts, including but not limited to, all original orders, invoices and shipping receipts. After the occurrence and during the continuance of an Event of Default, each Grantor shall also furnish to the Collateral Agent, promptly upon the request of the Collateral Agent, such reports, reconciliations and aging balances regarding Accounts as the Collateral Agent may request from time to time.

Section 5.5 Application of Proceeds. Unless the Collateral Agent otherwise directs, the proceeds of any sale of Collateral pursuant to this Pledge Agreement or otherwise, as well as any Collateral consisting of cash, shall be applied after receipt by the Collateral Agent as follows, subject to the rights of any other secured creditor having rights senior to those of the Secured Party:

First, to the payment of all reasonable costs, fees and expenses of the Collateral Agent and its agents, representatives and attorneys incurred in connection with such sale or with the retaking, holding, handling, preparing for sale (or other disposition) of the Collateral or otherwise in connection with the Notes, this Pledge Agreement or any of the Obligations, including but not limited to, the reasonable fees and expenses of the Collateral Agent’s agents and attorneys’ and court costs (whether at trial, appellate or administrative levels), if any, incurred by the Collateral Agent in so doing;

Second, to the payment of the outstanding principal balance and accrued interest and fees on the Obligations in such order as the Collateral Agent may determine;

Third, to pay all other amounts payable by the Grantors under the Notes, the Transaction Documents and any other Obligations; and

Fourth, to the Grantors or to such other person as a court may direct.

Section 5.6 Authority of Collateral Agent.  The Collateral Agent shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Collateral Agent may execute any of its duties hereunder by or through its agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

Section 5.7 Certain Waivers; the Grantor Not Discharged.  Each Grantor expressly and irrevocably waives (to the extent permitted by applicable law) presentment, demand of payment and protest of nonpayment in respect of its Obligations under this Pledge Agreement.

Section 5.8 Transfer of Security Interest.  The Collateral Agent may transfer to any other person all or any part of the liens and security interests granted hereby, and all or any part of the Collateral which may be in the Collateral Agent’s possession after the occurrence and during the continuance of an Event of Default or to a successor Collateral Agent at any time. Upon such transfer, the transferee shall be vested with all the rights and powers of the Collateral Agent hereunder with respect to such of the Collateral as is so transferred, but, with respect to any of the Collateral not so transferred, the Collateral Agent shall retain all of its rights and powers (whether given to it in this Pledge Agreement, or otherwise). The Collateral Agent may, at any time, assign its rights as the Collateral Agent hereunder to any person, in the Collateral Agent’s discretion, and upon notice to the Grantor, but without any requirement for consent or approval by or from the Grantor, and any such assignment shall be valid and binding upon the Grantor, as fully as it had expressly approved the same.

ARTICLE VI

Miscellaneous

Section 6.1 Further Assurances. Each Grantor agrees, at its expense, to do such further things, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request for the better assuming and preserving of the security interests and the rights and remedies created hereby, including but not limited to, the execution and delivery of such additional conveyances, assignments, agreements and instruments, the payment of any fees and taxes required in connection with the execution and delivery of this Pledge Agreement, the granting of the security interests created hereby and the execution, filing and recordation of any financing statements (including fixture filings) or other documents as the Collateral Agent may deem reasonably necessary for the perfection of the security interests granted hereunder. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other Instrument, such note or Instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, subject to the rights of any other secured creditors having rights senior to the Collateral Agent. If at any time any Grantor shall take and perfect a security interest in any property to secure payment and performance of an Account included in the Collateral, such Grantor, upon the request of the Collateral Agent, shall promptly assign such security interest to the Collateral Agent, subject to the rights of any other secured creditors having rights senior to the Secured Party. Each Grantor agrees to notify the Collateral Agent in writing at least 30 days prior to any change (a) in its corporate name, (b) in its jurisdiction of incorporation or organization, (c) in the location of its chief executive office, (d) in its chief place of business, or (e) in the office or offices where it keeps its records relating to the Collateral. In addition to the foregoing, promptly following any change in the information set forth in the most recent Perfection Certificate with respect to any Grantor or the Collateral pledged by such Grantor, the applicable Grantor shall deliver to the Collateral Agent a supplement to the Perfection Certificate such that the information contained in the Perfection Certificate with respect to such Grantor, as supplemented thereby will, be true, complete and accurate.  Each Grantor agrees that, after the occurrence and during the continuance of an Event of Default, it shall upon request of the Collateral Agent, take any and all actions, to the extent permitted by applicable law, at its own expense, to obtain the approval of any Governmental Entity for any action or transaction contemplated by this Pledge Agreement which is then required by law, and specifically, without limitation, upon request of the Collateral Agent, to prepare, sign and file with any Governmental Entity such Grantor’s portion of any application or applications for consent to the assignment of licenses held by such Grantor, or for consent to the possession and sale of any of the Collateral by or on behalf of the Collateral Agent or the Secured Party. Each Grantor further agrees that it shall at all times, at its own expense and cost, keep accurate and complete records with respect to the Collateral, including but not limited to, a record of all payments and proceeds received in connection therewith or as a result of the sale thereof and of all credits granted, and agrees that the Collateral Agent or its representatives shall have the right at any reasonable time and from time to time to call at such Grantor’s place or places of business to inspect the Collateral and to examine or cause to be examined all of the books, records, journals and other data relating to the Collateral and to make extracts therefrom or copies thereof as are reasonably requested.

Section 6.2 Effectiveness.  This Pledge Agreement shall take effect with respect to each Grantor immediately upon execution by such Grantor.

Section 6.3 Indemnity; Reimbursement of the Collateral Agent; Deficiency.  In connection with the Collateral, this Pledge Agreement and the administration and enforcement or exercise of any right or remedy granted to the Collateral Agent hereunder, each Grantor agrees, subject to the limitations set forth hereafter (a) to indemnify, defend and hold harmless the Collateral Agent from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of whatever nature, relating thereto or resulting therefrom, and (b) to reimburse the Collateral Agent for all reasonable costs and expenses, including but not limited to, the reasonable fees and disbursements of attorneys, relating thereto or resulting therefrom. The foregoing indemnity agreement includes all reasonable costs incurred by the Collateral Agent in connection with any litigation relating to the Collateral whether or not the Collateral Agent shall be a party to such litigation, including but not limited to, the reasonable fees and disbursements of attorneys for the Collateral Agent, and any out-of-pocket costs incurred by the Collateral Agent in appearing as a witness or in otherwise complying with legal process served upon them. The obligations in this Section 6.3 do not apply to any claims for indemnity, defense, or reimbursement that arise from the gross negligence or willful misconduct of the Collateral Agent. In no event shall the Collateral Agent be liable, in the absence of gross negligence or willful misconduct on its part or Collateral Agent’s breach of its obligations hereunder, for any matter or thing in connection with this Pledge Agreement other than to account for moneys actually received by it in accordance with the terms hereof and each Grantor hereby releases the Collateral Agent from any and all claims, causes of action and demands at any time arising out of or with respect to this Pledge Agreement or the Collateral except for Collateral Agent’s breach of its obligations hereunder. All indemnities contained in this Section 6.3 and elsewhere in this Pledge Agreement shall survive the expiration or earlier termination of this Pledge Agreement. After application of the proceeds by the Collateral Agent pursuant to Section 5.5 hereof, the Grantors shall remain liable to the Collateral Agent for any deficiency.

Section 6.4 Continuing Lien.  It is the intent of the parties hereto that (a) this Pledge Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between any Grantor and the Collateral Agent under or in connection with the Notes or otherwise relating to any other Obligation, and (b) the security interest provided for herein shall attach to after-acquired as well as existing Collateral.

Section 6.5 Termination.  Upon payment, performance or other satisfaction in full of the Notes and all other Obligations and all other amounts due in connection therewith and termination of all commitments relating thereto, the Collateral Agent shall reassign, redeliver and release (or cause to be so reassigned, redelivered and released), without recourse upon or warranty by the Collateral Agent, and at the sole expense of the Grantors, to the Grantors, against receipt therefor, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and not theretofore reassigned, redelivered and released to the Grantors, together with appropriate instruments of reassignment and release.  Secured Party and Collateral Agent hereby expressly agree that the Grantors may, from time to time in the ordinary course of business, pledge Collateral such that it becomes CIT Encumbered Collateral (and therefore no longer Collateral hereunder) pursuant to the CIT Agreement or Clutterbuck Collateral (as defined in the Intercreditor Agreement, dated on or about the date hereof, by and among the Secured Party, the Borrower and the Clutterbuck Funds LLC), and that Secured Party and Collateral Agent will execute such partial releases and other documents as may be reasonably requested to evidence the release of such Collateral or the subordination of the liens of Secured Party and Collateral Agent, as applicable.

Section 6.6 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Eastern time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications are:

If to any Grantor:                                           to such Grantor,

c/o PhotoMedex, Inc.

147 Keystone Drive,

Montgomery, PA 18936

Attention:  President and Chief Executive Officer

Facsimile: (215) 619-3209

with a copy to:                                                      Morgan Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Attention: Stephen M. Goodman

Facsimile: (215) 963-5001

If to Collateral Agent                                           Perseus Partners VII, L.P.

and Secured Party:                                           c/o Perseus, L.L.C.

2099 Pennsylvania Ave., N.W., Suite 900

Washington, D.C. 20006-1813

Attention:  Teresa Y. Bernstein

Facsimile: (202) 463-6215

and to

Perseus Partners VII, L.P.

c/o Perseus L.L.C.

1325 Avenue of the Americas, 25th Floor

New York, NY 10019

Attention:  John M. Glazer

Facsimile: (212) 651-6399

with a copy to:                                                      Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Andrew W. Ment

Facsimile: (646) 441-9012

Section 6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.  No Grantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent.  The Secured Party may assign its rights under this Agreement to any Person to whom it assigns or transfers all or any portion of the Notes.

Section 6.8 APPLICABLE LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH

THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. EACH GRANTOR, THE SECURED PARTY AND THE COLLATERAL AGENT HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY GRANTOR, THE SECURED PARTY OR THE COLLATERAL AGENT, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH GRANTOR, THE SECURED PARTY AND THE COLLATERAL AGENT HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

Section 6.9 Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to the Purchase Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

Section 6.10 Release of Subsidiary Grantor in Certain Circumstances.  Any Grantor (other than the Borrower) shall be released from its obligations hereunder and all Liens created hereunder in the Collateral owned by such Grantor, shall be released, upon the consummation of any transaction permitted by the Purchase Agreement and the Notes as a result of which such Grantor ceases to be a Subsidiary of the Borrower.

Section 6.11 Amendments; Waivers.  No provision of this Pledge Agreement may be waived or amended except in a written instrument signed by the Grantor to which such provision relates, the Secured Party and the Collateral Agent.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  The rights and remedies of the Collateral Agent hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.  No notice to or demand on any Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances.

Section 6.12 Severability. If any provision of this Pledge Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Pledge Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Pledge Agreement.

Section 6.13 Entire Agreement.  This Agreement, together with the Purchase Agreement, the Notes, the Guaranty Agreement and the other Transaction Documents, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 6.14 Counterparts.  This Pledge Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

Section 6.15 Headings.  The headings of this Pledge Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

[Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

                         PhotoMedex, Inc.
By:	/s/ Christina L. Allgeier
Name:	Christina L. Allgeier
Title:	Chief Financial Officer

                         ProCyte Corporation

By:	/s/ Christina L. Allgeier
Name:	Christina L. Allgeier
Title:	Chief Financial Officer

                         Photo Therapeutics, Inc.

By:	/s/ Christina L. Allgeier
Name:	Christina L. Allgeier
Title:	Chief Financial Officer

                         SLT Technology, Inc.

By:	/s/ Christina L. Allgeier
Name:	Christina L. Allgeier
Title:	Chief Financial Officer

Acknowledged by Secured Party and Collateral Agent:

Perseus Partners VII, L.P., individually and in its capacity as Collateral Agent,

  By:              Perseus Partners VII GP, L.P.,

its general partner

  By:              Perseus Partners VII GP, L.L.C.,

its general partner

By:	/s/ Teresa Y. Bernstein
Name:	Teresa Y. Bernstein
Title:	Secretary